Exhibit 10.1

SECOND AMENDMENT TO EMPLOYMENT AGREEMENT

This SECOND AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”)

is entered into effective as of April 6, 2026, by and between Thomas R. Stanton, an individual resident of the State of Alabama (the “Executive”), and ADTRAN Holdings, Inc., a Delaware corporation (the “Company”).

WHEREAS, the Executive, the Company, and ADTRAN, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company, entered into and are parties to that certain Employment Agreement dated July 13, 2022, as amended by the First Amendment to the Employment Agreement dated March 29, 2023 (the “Employment Agreement”); and

WHEREAS, Section 16(e) of the Employment Agreement provides that the Employment Agreement may not be amended unless the Company and the Executive consent in writing to such amendment; and

WHEREAS, the Company and the Executive desire to formally amend the Employment Agreement as hereinafter provided, effective as of the date first written above.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.
Capitalized Terms. Capitalized terms used but not defined in this Amendment shall have the meanings ascribed to such terms in the Employment Agreement.
2.
Amendments.
(a)
Section 4(c)(ii) of the Employment Agreement is hereby deleted in its entirety and replaced with the following:

“(ii) with respect to fiscal year 2026 and each fiscal year thereafter during the Employment Period, the Executive shall be eligible to receive from the Company time-based RSUs with an anticipated value at the date of grant of 211% of Base Salary, vesting ratably over four years following the date of grant and subject to such other terms as shall be provided for in the award agreement evidencing such RSU award (an “Annual RSU Award”); and

(b)
Section 4(c)(iii) of the Employment Agreement is hereby deleted in its entirety and replaced with the following:

“(iii) with respect to fiscal year 2026 and each third fiscal year thereafter during the Employment Period (each such year, a “Triennial Year”), the Executive shall be eligible to receive from the Company a PSU award (a “Long-Term Financial Plan PSU Award”) with an anticipated target number of shares equal to the amount calculated by dividing 633% of Base Salary by the closing price of the Company’s common stock on the date of grant in such Triennial Year (such target number of shares, the “Target PSU Amount”), with any such Long-Term Financial Plan PSU Award to be subdivided into three equal tranches, with the Executive eligible to receive one-third of the Long-Term Financial Plan PSU Award in the Triennial Year, one-third of the Long-Term Financial Plan PSU Award in the fiscal year following the Triennial Year and the remaining one-third of the Long-Term Financial Plan PSU Award in the second fiscal year following the Triennial Year (with the Target PSU Amount for such award to be calculated on the date of grant of the first tranche of such award in the applicable Triennial Year). The performance objective for any Long-Term Financial Plan PSU Award shall be based upon the Company’s Adjusted EBIT (or such other performance criteria as shall be mutually agreed upon by the Executive and the Compensation Committee) over a performance period commencing in the applicable Triennial Year and ending at the end of the second fiscal year after the Triennial Year, with cliff vesting following the end of the applicable performance period, subject to adjustment based on relative Total Shareholder Return over the performance period and with such other terms as shall be set forth in one or more award agreements evidencing such PSU awards.”

3.
Reaffirm Other Provisions. Except as provided herein as to the prescribed items above, the Employment Agreement continues in full force and effect without revision. This Amendment constitutes the final, complete, entire, and exclusive agreement between the Executive and the Employer and supersedes all prior agreements and understandings, whether written or oral, between the Executive and the Employer with respect to the subject matter hereof. If there is any conflict between the terms and provisions of this Amendment and the terms and provisions of the Employment Agreement, then the terms and provisions of this Amendment will govern. From and after the execution of this Amendment, any reference to the Employment Agreement will be deemed to be a reference to the Employment Agreement as amended by this Amendment.
4.
Consent in Writing; Incorporation of Certain Terms. This Amendment constitutes an amendment in writing, executed and consented to by the Company and the Executive for purposes of Section 16(e) of the Employment Agreement. The terms and provisions of Section 16 of the Employment Agreement are incorporated herein mutatis mutandis.
5.
Counterparts. This Amendment may be executed in any number of counterparts, in each case including by facsimile, portable document format (.pdf) or other electronic transmission, each of which when so executed and delivered shall be taken to be an original; but such counterparts shall together constitute one and the same document.

[Signatures on following page.]

IN WITNESS WHEREOF, the parties have executed this Amendment, effective as of the date first above written.

THE COMPANY:

ADTRAN HOLDINGS, INC.

By: /s/ Timothy Santo

Name: Timothy Santo

Title: Chief Financial Officer

EXECUTIVE:

By: /s/ Thomas R. Stanton

Name: Thomas R. Stanton

[Signature Page to Second Amendment to Employment Agreement]